UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The Patent License Agreement by and between InterDigital Technology Corporation and Samsung Electronics Co., Ltd. ("Samsung") dated January 22, 1996 (the "1996 agreement") granted Samsung a non-exclusive, worldwide, royalty-bearing, perpetual patent license covering Samsung’s sale of 2G single-mode TDMA-based products. The 1996 agreement contained a most favored licensee clause, which generally provided that, in the event a third party obtains the right to a prospectively lower royalty payment under a license covering the sale of 2G single-mode TDMA-based products, Samsung’s royalty obligations under the 1996 agreement would be reduced by an appropriate amount, as further provided by the 1996 agreement. On January 30, 2009, pursuant to the terms of the patent license agreement effective November 24, 2008 and entered into on January 14, 2009 by InterDigital, Inc.’s wholly-owned subsidiary InterDigital Communications, LLC and patent licensing subsidiaries with Samsung, the 1996 agreement was terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

February 5, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC